CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To The Shareholders and Board of Directors of Nex Neo Tech, Inc

We consent to the inclusion in the Form S-1/A-2 Registration Statements under the Securities Act of 1933 of our report dated November 7th, 2025, of the balance sheet and the related statements of operations, stockholders’ equity, and cashflows for the period January 14, 2025, to August 31, 2025.

/S/ Boladale Lawal & Co

BOLADALE LAWAL & CO

Chartered Accountant

PCAOB No:6993

Lagos, Nigeria

February 25, 2026